VOTING AGREEMENT

     THIS VOTING AGREEMENT (this "AGREEMENT") dated as of October 12, 2006 by and among CLIENTLOGIC CORPORATION, a Delaware corporation (the "PARENT"), STAGECOACH ACQUISITION CORPORATION, a Minnesota corporation and wholly owned subsidiary of the Parent (the "MERGER SUB"), JANA PIRANHA MASTER FUND, LTD. (the "SHAREHOLDER"), a shareholder of SITEL CORPORATION, a Minnesota corporation (the "COMPANY") and JANA Partners LLC ("JANA Partners").

     A. The Parent and the Merger Sub have proposed entering into an Agreement and Plan of Merger dated October 12, 2006 (as amended from time to time, the "MERGER AGREEMENT"), with the Company, pursuant to which the Merger Sub will be merged with and into the Company, upon the terms and subject to the conditions contained in the Merger Agreement (the "MERGER") and all shares of common stock of the Company (the "COMPANY COMMON STOCK") outstanding immediately prior to the Effective Time (as defined in the Merger Agreement) of the Merger, other than Dissenting Shares, will be converted into the right to receive from the Parent the Merger Consideration (as such terms are defined in the Merger Agreement).

     B. The Shareholder is the record or beneficial owner of the number of shares of Company Common Stock set forth on SCHEDULE I hereto opposite the Shareholder's name.

     C. As a condition to entering into the Merger Agreement and incurring the obligations set forth therein, the Parent and the Merger Sub have required that the Shareholder enter into this Agreement.

     D. The Shareholder wishes to induce the Parent and the Merger Sub to enter into the Merger Agreement and, therefore, the Shareholder is willing to enter into this Agreement.

     E. Prior to the execution of this Agreement, a committee of the Company's Board of Directors, composed solely of "disinterested directors" (as such term is defined in Section 302A.673, Subd. 1(d)(3) of the Minnesota Business Corporation Act (the "MBCA")), has approved, pursuant to Section 302A.673, Subd. 1 of the MBCA, the execution and performance by the Shareholder of this Agreement, including the voting agreement, irrevocable proxy and other arrangements contemplated pursuant to this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I
                                VOTING AGREEMENT

     1.1. VOTING AGREEMENT. The Shareholder, in his, her or its capacity as a shareholder of the Company, or as a representative with the authority to vote shares of Company Common Stock, hereby agrees that, from and after the date hereof until the Termination Time (as defined in Section 5.1 below), at any meeting (or any action by written consent in lieu of a meeting) of the shareholders of the Company called to vote upon the approval of the Merger, the Merger Agreement and the transactions contemplated therein or at any adjournment thereof or in any other circumstances upon which a vote or other approval with respect to the Merger, the Merger Agreement and the transactions contemplated therein is sought, the Shareholder will vote (or cause to be voted), at the time of such meeting or adjournment, the Shareholder's Shares: (i) in favor of the approval and adoption of the Merger Agreement and the terms thereof, the Merger and all the transactions contemplated by the Merger Agreement and otherwise in such

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manner as may be  necessary  to  consummate  the  Merger;  and (ii)  against any
action,  agreement,   transaction  (other  than  the  Merger  Agreement  or  the transactions contemplated thereby) or proposal (including any Acquisition Proposal) that could reasonably be expected to impede, interfere, delay, discourage or adversely affect the Merger Agreement, the Merger or this Agreement. Any vote by the Shareholder that is not in accordance with this
Section 1.1 will be considered null and void, and the provisions of Section 1.2 will be deemed to take immediate effect. Nothing in this Agreement will be deemed to restrict or limit Shareholder's right to act in his, her or its capacity as an officer or director of the Company consistent with his, her or its fiduciary obligations in such capacity as permitted under the Merger
Agreement or as the Shareholder is advised by counsel is required under applicable law.

     1.2. IRREVOCABLE PROXY. The Shareholder hereby grants to and appoints Parent and each of its officers (in their capacity as such) its attorney-in-fact, agent and proxy (such constitution and appointment, the "IRREVOCABLE PROXY") with full power of substitution, to vote and otherwise act with respect to the Shareholder's Shares at any meeting of shareholders of the Company, whether annual or special and whether or not an adjourned or postponed meeting (or any action by written consent of the shareholders of the Company in lieu of a meeting), to effect any action contemplated by Section 1.1, to the extent, but only to the extent, not voted by the Shareholder in accordance with
Section 1.1. THE SHAREHOLDER AGREES THAT THIS PROXY SHALL BE IRREVOCABLE DURING THE TERM OF THIS AGREEMENT AND IS COUPLED WITH AN INTEREST SUFFICIENT AT LAW TO SUPPORT AN IRREVOCABLE PROXY AND GIVEN TO PARENT AS AN INDUCEMENT TO ENTER INTO THE MERGER AGREEMENT AND, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, WILL BE VALID AND BINDING ON ANY PERSON TO WHOM A SHAREHOLDER MAY TRANSFER ANY OF HIS, HER OR ITS SECURITIES IN BREACH OF THIS AGREEMENT. The Shareholder agrees to take such further action or execute such other instruments as may be reasonably requested by Parent or Merger Sub to effectuate the intent of this Section 1.2. To the extent inconsistent with the provisions of this Agreement, the Shareholder hereby revokes all other proxies and powers of attorney with respect to the Shareholder's Shares that may have heretofore been appointed or granted, and no subsequent proxy or power of attorney will be given (and if given, will not be effective) by the Shareholder with respect thereto. All authority herein conferred or agreed to be conferred will survive the death or incapacity of the Shareholder and any obligation of the Shareholder under this Agreement will be binding upon the heirs, personal representatives, successors and assigns of the Shareholder.

     1.3. DEFINITION OF "SHARES". For purposes of this Agreement, the term "SHARES" means the number of shares of Company Common Stock set forth on
SCHEDULE I hereto, but shall be deemed to exclude any additional shares of capital stock of the Company (including any additional shares of Company Common Stock) as to which the Shareholder has or otherwise acquires "beneficial ownership" (as defined in Section 302A.011, subd. 41, of the MBCA) ("BENEFICIAL OWNERSHIP") as of the date hereof or hereafter, including without limitation any shares of capital stock of the Company issuable upon exercise of any options or other rights to purchase shares of capital stock of the Company held by the Shareholder.

     1.4. VOTING POWER  THRESHOLD.  Notwithstanding  anything to the contrary in
Section  1.3  hereof,   to  the  extent  that  the  Shareholder  and  any  other
shareholders of the Company that have entered into a voting agreement in substantially the form of this Agreement as of the date hereof (collectively, the "COMPANY SHAREHOLDERS") in the aggregate have Beneficial Ownership of shares of capital stock of the Company which is less than 19.99% of the voting power of the shares of the Company with respect to the election of directors (the "VOTING POWER THRESHOLD"), then the aggregate number of shares of Company Common Stock included in the definition of "SHARES" in this Agreement and each of such voting agreements of the other Company Shareholders (collectively with this Agreement, the "COMPANY SHAREHOLDER VOTING AGREEMENTS") shall automatically be increased, without further action by, or on behalf of, the Parent, Merger Sub, Company or the Company Shareholders, on a pro-rata basis among the Company Shareholders that hold additional shares of Company Common Stock, such that the resulting aggregate

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shares of  Company  Common  Stock  covered  by the  Company  Shareholder  Voting
Agreements shall equal the Voting Power Threshold. In no event shall the aggregate number of shares of Company Common Stock covered by the Company Shareholder Voting Agreements exceed the Voting Power Threshold.

                                   ARTICLE II
                REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER

     The Shareholder hereby represents and warrants to the Parent and to the Merger Sub as follows:

     2.1. POWER; BINDING AGREEMENT. This execution, delivery and performance by the Shareholder of this Agreement has been duly authorized, executed and delivered by and on behalf of the Shareholder and constitutes a legal, valid and binding obligation of the Shareholder, enforceable in accordance with its terms (except to the extent that enforcement may be affected by laws relating to bankruptcy, reorganization, insolvency, and creditors' rights and by the availability of injunctive relief, specific performance and other equitable remedies).

     2.2. NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

          (a) The execution and delivery of this Agreement by the Shareholder does not, and the performance of this Agreement by the Shareholder will not, (i) conflict with or result in any violation of any agreement of limited partnership, articles of incorporation or bylaws or equivalent organizational documents applicable to the Shareholder, (ii) assuming satisfaction of the requirements set forth in Section 2.2(b) below, conflict with or result in any violation of any federal, state, local, and foreign law, ordinance, regulation, interpretation, judgment, decree, injunction, permit, license, certificate, governmental requirement, order, or any similar item of any court or other Governmental Authority applicable to the Shareholder or by which any property or asset of the Shareholder is bound or affected or (iii) result in any breach of, or constitute a default (or event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any Shares (other than pursuant to this Agreement) pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except for any such conflicts, violations, breaches, defaults or other occurrences that would not adversely affect or materially delay the ability of the Shareholder to carry out his, her or its obligations under this Agreement.

          (b) The execution and delivery of this Agreement by the Shareholder does not, and the performance of this Agreement by the Shareholder will not, require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of federal and state securities laws, state takeover laws and the pre-merger notifications of the HSR Act, (ii) for those required to be made with self-regulatory organizations and Governmental Authorities regulating brokers, dealers, investment advisors, investment companies, banks, trust companies and insurance companies and
     (iii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not adversely affect or materially delay the ability of the Shareholder to carry out his, her or its obligations under this Agreement.

     2.3. OWNERSHIP OF SHARES. As of the date hereof, the Shareholder is the record or beneficial owner of (a) at least the number of Shares set forth opposite the Shareholder's name on SCHEDULE I hereto and (b) any shares of Company Common Stock added to the definition of "SHARES" pursuant to Section 1.4, and has, and (subject to the last sentence of Section 4.1) throughout the term of this Agreement will have good, marketable title to such Shares free and clear of all Liens. Except as set forth on SCHEDULE I,


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


the Shares owned by the Shareholder are owned free and clear of all Liens, other than any Liens created by this Agreement. The Shareholder has the sole right and power to vote and dispose of the Shares, and none of the Shares is subject to any irrevocable proxy, power of attorney, voting trust or other agreement, arrangement or restriction with respect to the voting or transfer (other than the provisions of the Securities Act or state securities laws or as provided in this Agreement) of any of the Shares, which appointment or grant is still effective.

     2.4. ABSENCE OF LITIGATION. As of the date hereof, there is no litigation, suit, claim, action, proceeding or investigation pending or, to the knowledge of the Shareholder, threatened against the Shareholder, or any property or asset of the Shareholder, before any Governmental Authority that seeks to delay or prevent the consummation of the Merger or of the transactions contemplated by the Merger Agreement.

                                  ARTICLE III
             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     As an inducement to the Shareholder to enter into this Agreement, the Parent and the Merger Sub, jointly and severally, hereby represent and warrant to the Shareholder as follows:

     3.1. POWER; BINDING AGREEMENT. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and the State of Minnesota, respectively, and has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Parent and the Merger Sub, and (assuming due authorization, execution and delivery by the Shareholder) this Agreement constitutes a legal, valid and binding obligation of the Parent and the Merger Sub enforceable against the Parent and the Merger Sub in accordance with its terms (except to the extent that enforcement may be affected by laws relating to bankruptcy, reorganization, insolvency, and creditors' rights and by the availability of injunctive relief, specific performance and other equitable remedies).

     3.2. NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

          (a) The execution and delivery of this Agreement by the Parent and the Merger Sub do not, and the performance of this Agreement by the Parent and the Merger Sub will not, (i) conflict with or result in any violation of the certificate or articles of incorporation or bylaws or equivalent organizational documents of the Parent or the Merger Sub, (ii) assuming satisfaction of the requirements set forth in Section 3.2(b) below, conflict with or result in any violation of any federal, state, local, and foreign law, ordinance, regulation, interpretation, judgment, decree, injunction, permit, license, certificate, governmental requirement, order, or any similar item of any court or other Governmental Authority applicable to the Parent and the Merger Sub or by which any property or asset of the Parent or the Merger Sub is bound or affected or (iii) result in any breach of, or constitute a default (or event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of the Parent or the Merger Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except for any such conflicts, violations, breaches, defaults or other occurrences that would not adversely affect or materially delay the ability of the Parent or the Merger Sub to carry out its obligations under this Agreement or the Merger Agreement.

          (b) The execution and delivery of this Agreement by the Parent and the Merger Sub do not, and the performance of this Agreement by the Parent and the Merger Sub will not, require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of federal and state securities laws, state takeover laws and the premerger notifications of the HSR Act, (ii) for those required to be made with self-regulatory organizations and Governmental Entities regulating brokers, dealers, investment advisors, investment companies, banks, trust companies and insurance companies and (iii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not adversely affect or materially delay the ability of the Parent or the Merger Sub to carry out its obligations under this Agreement or the Merger Agreement.

                                   ARTICLE IV
                          COVENANTS OF THE SHAREHOLDER

     4.1. RESTRICTION ON DISPOSITION OR ENCUMBRANCE OF SHARES. The Shareholder hereby agrees that, except as contemplated by this Agreement or except with the prior written consent of the Parent, the Shareholder will not, other than pursuant to the terms of this Agreement or the Merger Agreement, (i) make any sales, gifts, transfers, pledges, or other dispositions of Company Common Stock subject to this Agreement (including any shares of Company Common Stock issued upon the exercise of Company Options), (ii) deposit any Company Common Stock subject to this Agreement (including any shares of Company Common Stock issued upon the exercise of Company Options) into a voting trust or enter into any voting agreement or arrangement or understanding with respect thereto, (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition, sale, assignment transfer or other disposition of Company Common Stock subject to this Agreement (including any shares of Company Common Stock issued upon the exercise of Company Options) or
(iv) take any action that could make any of its representations or warranties contained herein untrue or incorrect or could have the effect of preventing or disabling the Shareholder from performing any of its obligations hereunder. Notwithstanding anything herein to the contrary, the Shareholder may dispose of its Company Common Stock subject to this Agreement provided that the transferee has prior to such disposition agreed to assume all of the Shareholder's obligations under this Agreement and to be otherwise bound by all provisions of this Agreement, including without limitation, the granting of an irrevocable proxy and the making of representations and warranties.

     4.2. NO ANNOUNCEMENTS; NO SOLICITATION OF TRANSACTIONS. Subject to and without prejudice to their fiduciary obligations as employees, officers or directors of the Company and except as permitted by the Merger Agreement, JANA Partners and the Shareholder agree that between the date of this Agreement and the Termination Time, JANA Partners and the Shareholder will not, and will use their reasonable best efforts to cause their members, directors, officers, employees, attorneys, accountants or financial advisors or other representatives ("REPRESENTATIVES") retained by them not to, directly or indirectly through another Person, (i) issue any press release or make any other public statement or announcement with respect to the Merger Agreement, this Agreement, the Merger or any of the transactions contemplated thereby or hereby, except as may be required by applicable law including through amendments to any applicable
Schedule 13D filed with the Securities and Exchange Commission; (ii) solicit, initiate or encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, or (iii) participate in any discussions or negotiations regarding any Acquisition Proposal; provided that the foregoing shall not limit or prohibit any Representative who is a director of the Company from exercising his or her fiduciary duty solely as a director of the Company in a manner consistent with the terms and conditions set forth in the Merger Agreement.


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


     4.3. FURTHER ACTION. Upon the terms and subject to the conditions hereof, the Parent, the Merger Sub and the Shareholder will use their respective reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement, provided that with respect to the Shareholder such efforts shall be made upon the request and at the expense of the Parent and the Merger Sub.

     4.4. DISSENTERS' RIGHTS. The Shareholder hereby irrevocably waives any and all rights which its may have as to appraisal, dissent or any similar or related matter with respect to any of the Shareholder's Shares which may arise with respect to the Merger, including, without limitation, under Sections 302A.471 and 302A.473 of the MBCA.

     4.5. OFFICERS AND DIRECTORS. Notwithstanding anything contained to the contrary in this Agreement, in the event a Representative is a director or officer of the Company, nothing in this Agreement is intended or shall be construed to require such Representative, solely in his or her capacity as a director or officer of the Company, to act or fail to act in any manner inconsistent with (i) his or her fiduciary duties in such capacity and (ii) the Merger Agreement. Furthermore, no Representative who is or becomes (during the term hereof) a director or officer of the Company makes any agreement or understanding herein solely in his or her capacity as a director or officer, and nothing herein will limit or affect, or give rise to any liability of any Representative solely in such Person's capacity as a director or officer of the Company.

                                   ARTICLE V
                                   TERMINATION

     5.1. TERMINATION. Except for this Section 5.1, this Agreement, and all rights and obligations of the parties hereunder, will terminate, and no party will have any rights or obligations hereunder and this Agreement will become null and void and have no further effect upon the earlier of: (i) the Effective Time, (ii) the termination of the Merger Agreement for any reason (the earlier of such times, the "TERMINATION TIME"), (iii) March 31, 2007 and (iv) any material amendment to (including without limitation a decrease in or a change in the form of the consideration paid to shareholders or any addition of a material obligation or additional liability on the part of the Shareholder) or waiver of any material condition in the Merger Agreement. Nothing in this Section 5.1 shall relieve any party of liability for breach of this Agreement.

                                   ARTICLE VI
                                  MISCELLANEOUS

     6.1. ADJUSTMENTS. In the event of any increase or decrease or other change in the Shares by reason of stock dividend, stock split, recapitalizations, combinations, exchanges of shares or the like, then the terms of this Agreement, including the term "SHARES" as defined herein, will apply to the shares of capital stock and other securities of the Company held by the Shareholder immediately following the effectiveness of the such events.

     6.2. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties will be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

     6.3. EXPENSES. All costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the


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


transactions contemplated hereby will be paid by the party incurring such costs and expenses, whether or not the Closing will have occurred.

     6.4. AMENDMENT. This Agreement may not be amended except by an instrument in writing signed by all the parties hereto.

     6.5. WAIVER. Any party to this Agreement may (i) extend the time for the performance of any obligation or other act of any other party hereto, (ii) waive any inaccuracy in the representations and warranties of another party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any agreement of another party contained herein; provided, however, that any such extension or waiver will only be binding upon the party or parties granting such extension or waiver and any such extension or waiver will be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

     6.6. ASSIGNMENT. This Agreement and the rights and obligations hereunder will not be assigned by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties hereto, except that the Parent and the Merger Sub may assign all or any of their rights and obligations hereunder to any directly or wholly-owned Subsidiary of Parent, upon written notice to the Shareholder if the assignee shall assume the obligations of Parent and/or Merger Sub hereunder. Subject to the foregoing, all the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

     6.7. NOTICES. All notices and other communications hereunder will be in writing and will be deemed given (a) on the date of delivery if delivered personally, or by telecopy or facsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder must be delivered as set forth below, or pursuant to instructions as may be designated in writing by the party to receive such notice:

          (a)  if to the Parent or the Merger Sub, to it at:

               ClientLogic Corporation
               3102 West End Avenue, Suite 1000
               Nashville, Tennessee  37203
               Attention: Terrence Leve, Chief Legal Officer
               Facsimile No.: 615-301-7252

               with a copy (which will not constitute notice) to:

               Mayer, Brown, Rowe & Maw LLP
               1675 Broadway
               New York, New York 10019
               Attention: Mark S. Wojciechowski
               Facsimile No.: (212) 262-1910


          (b) If to the Shareholder, to it, him or her at the address set forth on SCHEDULE I.

     6.8. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the matters contemplated herein are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner.

     6.9. PARTIES IN INTEREST. The representation, warranties, covenants and agreements contained in this Agreement will be binding upon and inure solely to the benefit of each party hereto, and their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to or will confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     6.10. ENTIRE AGREEMENT. This Agreement and (only with respect to the parties other than the Shareholder) the Merger Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

     6.11. GOVERNING LAW. This Agreement will be construed in accordance with and governed by the law of the State of Minnesota (without giving effect to choice of law principles thereof).

     6.12. HEADINGS. The descriptive headings contained in this Agreement are included for convenience of reference only and will not affect in any way the meaning or interpretation of this Agreement.

     6.13. COUNTERPARTS. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement.

     6.14. DEFINITIONS. Capitalized terms used but not defined in this Agreement have the meanings assigned to such terms in the Merger Agreement.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     The parties have duly executed this Voting Agreement as of the day and year first above written.


                             CLIENTLOGIC CORPORATION

                             By:    /s/ David Garner
                                    -----------------------------------------
                             Name:  David Garner
                                    -----------------------------------------
                             Title: President and Chief Executive Officer
                                    -----------------------------------------



                             STAGECOACH ACQUISITION CORPORATION


                             By:    /s/ David Garner
                                    -----------------------------------------
                             Name:  David Garner
                                    -----------------------------------------
                             Title: President
                                    -----------------------------------------



                             JANA PIRANHA MASTER FUND, LTD.
                             BY:  JANA PARTNERS LLC, ITS INVESTMENT ADVISOR


                             By:    /s/ Marc Lehmann
                                    -----------------------------------------
                             Name:  Marc Lehmann
                                    -----------------------------------------
                             Title: Partner
                                    -----------------------------------------



                             JANA PARTNERS LLC


                             By:    /s/ Marc Lehmann
                                    -----------------------------------------
                             Name:  Marc Lehmann
                                    -----------------------------------------
                             Title: Partner
                                    -----------------------------------------

                                   SCHEDULE I



--------------------------------------------------------------------------------
/                                      /        NUMBER OF SHARES OF COMPANY    /
/   NAME AND ADDRESS OF SHAREHOLDER    / COMMON STOCK SUBJECT TO THIS AGREEMENT/
--------------------------------------------------------------------------------
/                                      /                                       /
/ JANA Piranha Master Fund, Ltd.       /                                       /
/ c/o JANA Partners LLC                /               6,813,235               /
/ 200 Park Avenue, Suite 3300          /                                       /
/ New York, New York 10166             /                                       /
/                                      /                                       /
/ Copy to:                             /                                       /
/ Marc Weingarten, Esq.                /                                       /
/ Schulte Roth & Zabel                 /                                       /
/ 919 Third Avenue                     /                                       /
/ New York, New York 10022             /                                       /
--------------------------------------------------------------------------------